EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: Tracy Bagatelle-Black	Tim Ryan
Bagatelle-Black Public Relations	Trout Group Investor Relations
(661)263-1842	(646)378-2924
tracy@bagatelleblack.com	tryan@troutgroup.com

VIRTUALSCOPICS REPORTS FULL-YEAR AND FOURTH QUARTER 2006 RESULTS

Full Year Revenues Increased 36%, Fourth Quarter Revenues Increased 48%

ROCHESTER, NY - February 13, 2007 - VirtualScopics, Inc. (NASDAQ: VSCP), a leading developer of image-based biomarker solutions, today announced record sales. For the full-year 2006, sales rose to approximately $4.7 million, a 36% increase over prior year. Fourth quarter sales for 2006 increased 48% to nearly $1.2 million over the same period last year.

Net loss for the full year of 2006 was $2,304,368, excluding $2,229,375 of non-cash compensation expense related to the adoption of a new accounting rule. Excluding all non-cash items, the net loss for the year ended December 31, 2006 was $1,835,984, compared to last year’s $1,638,335. The approximately $200,000 increase in the net loss for 2006 is directly related to nearly $600,000 in additional costs associated with being a public company as well as planned investments in research and development and sales and marketing. These increases were offset by a 64% increase in gross profit of $822,521 in 2006 as compared to 2005. Net loss for the quarter ended December 31, 2006 was $612,678, excluding $737,697 of non-cash compensation expense related to the adoption of a new accounting rule. Excluding all non-cash items, the net loss for the three months ended December 31, 2006 was $488,906 compared to last year’s $616,869. On a fully reporting basis, the company had a loss of $4,533,743 in 2006 compared to $2,044,931 in 2005. In the fourth quarter, the fully reported loss was $1,350,375 compared to $728,945 in the same period in 2005.

Some of the highlights of the fourth quarter and full year 2006 included:
•	Approved for listing on the NASDAQ Capital Market
•	Added to Russell Microcap Index
•	Early renewal of strategic alliance agreement with a key customer
•	Awarded two pivotal patents
•	Signed $8.5 million in new customer contracts, a 67% increase over 2005
•	Performed work on 69 projects in 2006 as compared to 49 in 2005

“2006 was a solid year for VirtualScopics. We achieved the highest sales in the company’s history, made our debut on the NASDAQ Capital Market, recorded a 41% increase in our project base and a record number of new contracts. We are thrilled with the momentum we’ve achieved in recent months and look forward to a strong 2007,” said Jeff Markin, President and Chief Executive Officer of VirtualScopics.

The company will be holding a conference call on Wednesday, February 14, 2007 at 11:00 a.m. EST to discuss these results. Interested participants should call 877-407-0778 when calling within the United States or 201-689-8565 when calling internationally. There will be a playback available until March 16, 2007. To listen to the playback, please call 877-660-6853 when calling within the United States or 201-612-7415 when calling internationally. For the replay, please use account number: 286, conference ID number: 230233.

This call is being Web cast by Vcall and can be accessed at www.virtualscopics.com. The Web cast will be available for 30 days after the call.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com

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Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits to the Company from the renewal of the Company’s strategic alliance with a key customer, the expected benefits of new customer contracts and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Current Report on Form 10-KSB for December 31, 2005 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: risks related to the dependence on our strategic alliance with Pfizer until we can diversify our customer base; risks of contract performance; risks of contract termination; and, our ability to successfully execute on a contract with the Department of Defense for the award we obtained and our ability to do so on terms favorable to us.  All forward-looking statements included in this press release are based on our current expectations about future events, based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statements.

-Financial tables to follow-

VirtualScopics, Inc.
Balance Sheet

	December 31,
	2006	2005
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$3,901,153	$6,407,610
Accounts receivable	662,019	497,773
Prepaid expenses and other assets	239,821	419,834
Total current assets	4,802,993	7,325,217
Patents, net	1,934,060	1,869,669
Property and equipment, net	560,033	319,124
Other assets	403,846	544,005
Total assets	$7,700,932	$10,058,015

Liabilities and Stockholders' Equity

Current liabilities
Notes payable, current portion	$80,446	$72,000
Accounts payable and accrued expenses	437,481	477,676
Accrued payroll	488,065	309,139
Unearned revenue	515,019	567,268
Total current liabilities	1,521,011	1,426,083
Notes payable, net of current portion	—	84,428
Total liabilities	1,521,011	1,510,511

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $0.001 par value; 15,000,000 shares authorized; 8,400 shares designated Series A; 4,346 issued and outstanding; liquidation preference $1,000 per share	4	7
Common Stock, $0.001 par value; 85,000,000 shares authorized; 22,962,826 shares issued and outstanding	22,963	21,889
Additional paid-in capital	11,250,455	9,085,366
Accumulated deficit	(5,093,501)	(559,758)
Total stockholders' equity	6,179,921	8,547,504
Total liabilities and stockholders' equity	$7,700,932	$10,058,015

VirtualScopics, Inc.
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)

Revenue	$1,177,569	$796,797	$4,739,538	$3,472,870
Cost of services	617,707	467,835	2,640,098	2,195,951
Gross profit	559,862	328,962	2,099,440	1,276,919
	48%	41%	44%	37%
Operating expenses:
Research and development	315,646	194,370	1,110,761	853,085
Sales and marketing	202,680	110,153	742,176	443,063
General and administrative	561,475	645,648	2,237,306	1,625,918
Stock compensation expense	737,697	-	2,229,375	-
Depreciation and amortization	123,772	112,076	468,384	406,596
Total operating expenses	1,941,270	1,062,247	6,788,002	3,328,662
Operating loss	(1,381,408)	(733,285)	(4,688,562)	(2,051,743)
Other income (expense)
Interest income	42,468	17,472	178,344	35,574
Other expense	(11,435)	(13,132)	(23,525)	(28,762)
Total other income	31,033	4,340	154,819	6,812

Net Loss	$(1,350,375)	$(728,945)	$(4,533,743)	$(2,044,931)

Deemed Dividends on Preferred Stock	-	4,283,021	-	4,283,021
Net loss attributable to common stock holders	(1,350,375)	(5,011,966)	$(4,533,743)	(6,327,952)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.06)	$(0.25)	$(0.20)	$(0.35)
Weighted average shares used in computing net loss per share
attributable to common stockholders - basic and diluted	22,932,783	20,153,340	22,295,652	18,039,072